                                   Registration No. 333-_________

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                   ___________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                       __________________
                    NICHOLAS FINANCIAL, INC.
     (Exact name of registrant as specified in its charter)

   British Columbia, Canada                 8736-3354
 (State or other jurisdiction           (I.R.S. Employer
              of                       Identification No.)
incorporation or organization)
                                              33759
   2454 McMullen Booth Road                (Zip Code)
          Building C
      Clearwater, Florida
     (Address of principal
      executive offices)

                       Nicholas Financial, Inc.
                      Employee Stock Option Plan
                      (Full title of the plan)

                                            Copy to:
       Peter L. Vosotas
 President and Chief Executive           Todd B. Pfister
            Officer                      Foley & Lardner
   Nicholas Financial, Inc.       100 North Tampa Street, Suite
   2454 McMullen Booth Road                   2700
          Building C                Tampa, Florida 33602-5804
  Clearwater, Florida  33759             (813) 229-2300
        (727) 726-0763
 (Name, address and telephone
            number,
 including area code, of agent
         for service)
                   __________________________


                 CALCULATION OF REGISTRATION FEE

  Title of    Amount to     Proposed     Proposed     Amount of
 Securities       be        Maximum       Maximum   Registration
   to be      Registered    Offering     Aggregate      Fee
 Registered                Price Per     Offering
                             Share         Price
----------------------------------------------------------------
   Voting      350,000      $3.58(1)   $1,252,792(1)     $349
   Common       shares
   Stock,
   No par
   value

<FOOTNOTE>

(1) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the offering prices of 200,200 shares of Voting Common Stock and the average of the bid and asked price of 149,800 shares of Voting Common Stock as reported on the Nasdaq Small-Cap Market on June 28, 1999.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents have been previously filed by Nicholas Financial, Inc. (the "Company") with the Commission and are incorporated herein by reference:

          (a)  The Company's Annual Report on Form 10-KSB for the
fiscal  year   ended   March   31,  1999, which includes  audited
financial statements as of and for the year ended March 31, 1999.

          (b) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 1999.

          (c) The description of the Company's Common Stock contained in Item 8 of the Company's Registration Statement on Form 10-SB, as filed with the Commission pursuant to Section 12 of the Exchange Act on August 28, 1995, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Articles of the Company provide that the Directors shall cause the Company to indemnify a director or former director of the Company and the heirs and personal representatives of any such person against all costs, charges and expenses actually and reasonably incurred by an indemnified party, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director, including any action brought by the Company. The Articles also provide that the directors may cause the Company to indemnify, to the same extent as for directors, any officer, employee or agent of the Company or any director, officer, employee or agent of the Company's subsidiaries.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

 Exhibit No.       Exhibit

     (4)      Nicholas Financial, Inc. Employee Stock Option Plan

     (5)      Opinion of Salley Bowes Harwardt

   (23.1)     Consent of Ernst & Young LLP

   (23.2)     Consent  of  Salley  Bowes  Harwardt  (contained  in
              Exhibit 5 hereto)

    (24)      Power  of Attorney relating to subsequent amendments
              (included   on   the   signature   page   to    this
              Registration Statement)

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
          The  Registrant.  Pursuant to the requirements  of  the
Securities  Act  of 1933, the Registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, and State of Florida, on this 21st day of May, 1999.


                                NICHOLAS FINANCIAL, INC.



                                By:  /s/ Peter L. Vosotas
                                     ---------------------
                                     Peter L. Vosotas,
                                     President and Chief
                                     Executive Officer

                        POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Peter L. Vosotas and Ralph T. Finkenbrink, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



       Signature                   Title                Date
       ---------                   ------              ------

/s/ Peter L. Vosotas         President, Chief        May 21, 1999
----------------------       Executive Officer,
Peter L. Vosotas             Chairman  of the
    			           Board (Principal
                             Executive Officer)
                             and Director


 /s/ Ralph T. Finkenbrink    Vice President -        May 21, 1999
--------------------------   Finance(Principal
Ralph T. Finkenbrink         Financial and
                             Accounting Officer)


/s/ Stephen Bragin           Director                May 21, 1999
-------------------
Stephen Bragin


/s/ Dr. Ellis Hyman          Director                May 21, 1999
---------------------
Dr. Ellis Hyman


/s/ William Taylor           Director                May 21, 1999
---------------------
William Taylor

                          EXHIBIT INDEX

       NICHOLAS FINANCIAL, INC. EMPLOYEE STOCK OPTION PLAN

 Exhibit No.               Exhibit

     (4)       Nicholas     Financial,     Inc.
               Employee Stock Option Plan

     (5)       Opinion of Salley Bowes Harwardt

   (23.1)      Consent of Ernst & Young LLP

   (23.2)      Consent of Salley Bowes Harwardt
               (contained in Exhibit 5 hereto)

    (24)       Power  of  Attorney relating  to
               subsequent amendments  (included
               on  the  signature page to  this
               Registration Statement)

                                                        Exhibit 4

                    NICHOLAS FINANCIAL, INC.

                   EMPLOYEE STOCK OPTION PLAN

                                                        Exhibit 4

                        TABLE OF CONTENTS

                                                    Page

1.   PURPOSE OF PLAN..................................1

2.   DEFINITIONS......................................1

3.   LIMITS ON OPTIONS................................2

4.   GRANTING OF OPTIONS..............................3

5.   TERMS OF STOCK OPTIONS...........................3

6.   EFFECT OF CHANGES IN CAPITALIZATION..............5

7.   DELIVERY AND PAYMENT FOR SHARES;
     REPLACEMENT OPTIONS..............................7

8.   NO CONTINUATION OF EMPLOYMENT AND
     DISCLAIMER OF RIGHTS.............................8

9.   ADMINISTRATION...................................8

10.  NO OBLIGATION TO RESERVE OR RETAIN SHARES........9

11.  AMENDMENT OF PLAN................................9

12.  TERMINATION OF PLAN..............................9

13.  EFFECTIVE DATE...................................9

                                                        Exhibit 4
                    NICHOLAS FINANCIAL, INC.
                   EMPLOYEE STOCK OPTION PLAN

1.   Purpose of Plan

     The purpose of this Plan is to enable Nicholas Financial, Inc. (the "Company") and its Subsidiaries to compete successfully in attracting, motivating and retaining Employees with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain in the employ of the Company or one or more of its Subsidiaries. Each Option is intended to be an Incentive Stock Option, except to the extent that (a) any such Option would exceed the limitations set forth in Section 3.(c) hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2.   Definitions

     For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

	 (a)  "Board" means the Board of Directors of the Company.

	 (b) "Code" means the United States Internal Revenue Code of 1986, as amended.

	 (c)  "Committee" means  the Committee described in Section
   9 hereof.

	 (d) "Effective Date" means the date the Plan is adopted by the Board.

	 (e) "Employee" means a person who is regularly employed on a salary basis by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or a Subsidiary.

	 (f) "Fair Market Value" means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The
   National  Association   of   Securities  Dealers'    Automated
   Quotation System ( including The Nasdaq National Market), the average closing price of a Share on such exchange or
   quotation  system  for  the  five  trading   days  immediately
   preceding the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such average closing price for the five trading days immediately preceding the date of such
   event.   If   the   Shares  are  not  traded  on  a registered
   securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a Share.

	 (g)  "Incentive Stock Option"   means  an  option  granted
   under this Plan and which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

                                                        Exhibit 4

	 (h) "Option" means an option granted under this Plan, whether or not such option is an Incentive Stock Option.

	 (i) "Optionee" means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

 	 (j)  "Plan"  means  the  Company's  Employee  Stock Option
   Plan.

	 (k) "Rule 16b-3 " means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

	 (l) "Share" means one share of voting common stock, no par value, of the Company, and such other stock or securities that may be substituted therefor pursuant to Section 6 hereof.

	 (m) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in
   Section 424(f) of the Code.

3.   Limits on Options

       (a) The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 350,000 Shares, subject to adjustment as provided in
   Section 6 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

	 (b) No Incentive Stock Option shall be granted to any Employee who at the time such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of Section 422(b)(6) and 424(d) of the Code, unless the option price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

                                                        Exhibit 4

	 (c)  An  Incentive Stock Option shall be granted hereunder
   only  to the extent  that   the aggregate  Fair  Market  Value
   (determined at the time the Incentive Stock Option is granted)
   of the Shares with respect  to  which  such  Incentive   Stock
   Option and any other "incentive stock option" (within the meaning of Section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the
   Plan  and  all   other  plans   of  the   Optionee's  employer
   corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Incentive Stock Options and any such other "incentive stock options" into account in the order in which such Incentive Stock Options and any such other "incentive stock options" were granted.

 	 (d) No Optionee shall, in any calendar year, be granted Options to purchase more than 100,000 Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is
   adjusted as provided  in  the  Plan,   the  above  limit shall
   automatically be adjusted in the same ratio.

4.   Granting of Options

     The Committee is authorized to grant Options to selected Employees pursuant to the Plan beginning on the Effective Date. Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Employees to whom Options will be awarded under the Plan, to determine the number of Shares to be included in such Options, and to determine such other terms and conditions of Options, including terms and conditions which may be necessary to qualify Incentive Stock Options as "incentive stock options" under Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant which is subsequent to the date of such approval.

5.   Terms of Stock Options

     Subject to Section 3 hereof, the terms of Options granted under this Plan shall be as follows:

       (a) The exercise price of each Share subject to an Option shall be fixed by the Committee. Notwithstanding the prior sentence, the option exercise price of an Incentive Stock Option shall be fixed by the Committee but shall in no event be less than 100% of the Fair Market Value of the Shares subject to such Option.

	 (b) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Committee, transfer without consideration Options that do not constitute Incentive Stock Options to the Optionee's spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

                                                        Exhibit 4

	 (c) Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in subsections (d) and
   (e) of this Section 5.

	 (d) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or Optionee's permitted assignee in the case of Options that do not constitute Incentive Stock Options) and only prior to the end of one (1) month after the termination of the Optionee's employment with the Company or a Subsidiary, other than by reason of the Optionee's death, permanent disability or retirement with the consent of the Company or a Subsidiary as provided in subsection (e) of this Section 5, but only if and to the extent the Option was exercisable immediately prior to such termination, and subject to the provisions of subsection (c) of this Section 5. If the Optionee's employment is terminated for cause, or the Optionee terminates his employment with the Company, all Options granted to date by the Company to the Optionee (including any Options that have become exercisable) shall terminate immediately on the date of termination of employment. Cause shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Subsidiaries, or if the Optionee does not have any employment agreement, cause shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company, or (ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which, in the opinion of the Board , substantially impairs the Optionee's ability to perform his or her duties to the Company.

  	 (e) If an Optionee: (i) dies while employed by the Company or a Subsidiary or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with, or has his employment terminated by, the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or a Subsidiary as a result of such Optionee's retirement, provided that the Company or such
   Subsidiary  has  consented  in  writing   to  such  Optionee's
   retirement, then, in  each  such  case,  such Optionee, or the
   duly  authorized  representatives  of  such  Optionee      (or
   Optionee's permitted assignee in the case of Options that do not constitute Incentive Stock Options), shall have the right,
   at  any  time  within  three  (3)  months  after   the  death,
   disability or retirement of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsection (c) of this Section 5, to exercise any Option to
   the   extent  such  Option  was  exercisable  by  the Optionee
   immediately prior to such Optionee's death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

                                                        Exhibit 4

	 (f) Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

	 (g)  Options  granted  pursuant  to   the  Plan  shall  be
   evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to options. Option
   agreements   covering   Options   need  not   contain  similar
   provisions; provided, however, that all such option agreements shall comply with the terms of the Plan.

	 (h) The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

6.   Effect of Changes in Capitalization

       (a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization , reclassification , stock split , combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected, in each case without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Committee in (i) the aggregate number of Shares subject to the Plan, (ii) the maximum number of Shares for which Options may be granted to any Employee during any calendar year, and (iii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

	 (b) Subject to Section 6.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or
   more  other  corporations  or  other  entities ,   any  Option
   theretofore  granted  shall  pertain  to   and  apply  to  the
   securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

                                                        Exhibit 4

	 (c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security
   for  obligations   of   the  Company  or  any  Subsidiary)  of
   substantially  all  of  the assets of the Company; or (iv) the
   acquisition  of  more  than  twenty  percent  (20%)  of    the
   outstanding Shares by   any  person within the meaning of Rule
   13(d)(3) under  the  Securities  Exchange  Act  of    1934, as
   amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case,
   any   Option   granted   hereunder  shall  become  immediately
   exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan or any stock option agreement with respect thereto limiting the
   exercisability  of   the   Option  for  any  length  of  time.
   Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

	 (d) Adjustments under this Section 6 relating to Shares or securities of the Company shall be made by the Committee,
   whose  determination   in  that  respect  shall  be  final  and
   conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this
   Section 6 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the options and preserve, without exceeding, the value of such options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

	 (e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                                                        Exhibit 4

7.  Delivery and Payment for Shares; Replacement Options

       (a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee and adequate provision has been made by the Optionee for satisfying any applicable federal, state or local income or other taxes incurred by reason of the exercise of the Option. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

 	 (b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option and of any applicable
   withholding  taxes  shall  be  made,  as  determined   by  the
   Committee and set forth in the option agreement pertaining to such Option: (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (a) and (b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an Option such limitations or prohibitions on the use of Shares to exercise Options as it deems appropriate. The Committee also may authorize payment in accordance with a cashless
   exercise  program  under  which,   if  so  instructed  by  the
   Optionee, Shares may be issued directly to the Optionee's broker upon receipt of the option price in cash from the broker.

	 (c) To the extent that the payment of the exercise price for the Shares purchased pursuant to the exercise of an Option is made with Shares as provided in Section 7.(b) hereof, then, at the discretion of the Committee, the Optionee may be granted a replacement Option under the Plan to purchase a number of Shares equal to the number of Shares tendered as permitted in Section 7.(b) hereof, with an exercise price per Share equal to the Fair Market Value on the date of grant of
   such  replacement  Option  and  with   a term extending to the
   expiration date of the original Option.

8.  No Continuation of Employment and Disclaimer of Rights

     No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director or in the employ of either the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until and to the extent all or some of the Shares covered by an Option are fully paid and issued to such Optionee.


9.   Administration

	 (a)  Subject to  the  provisions of subsection (b) of this
   Section 9,  the  Plan  shall  be administered by the Committee
   which   shall  interpret  the  Plan   and   make   all   other
   determinations necessary or advisable for its administration, including such rules and regulations and procedures as it deems appropriate. The Committee shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3 and as an "outside director" as defined in Section 162(m)of the Code and regulations thereunder. If at any time the Committee shall not be in existence, the Board shall administer the Plan, and all references to the Committee herein shall include the Board. The deduction limits of Section 162(m) of the Code and the regulations thereunder do not apply to the Company until such time, if any, as any class of the Company's common equity securities is registered under Section 12 of the Securities and Exchange Act of 1934, as amended, or the Company otherwise meets the definition of a "publicly held corporation" under
   Treasury  Regulation   1.162-27(c) or any successor provision.
   Upon becoming a publicly held corporation, the deduction limits of Section 162(m) of the Code and the regulations thereunder shall not apply to compensation payable under this Plan until the expiration of the reliance period described
   in   Treasury   Regulation   1.162-27(f)   or   any  successor
   regulation. Subject to the provisions of subsection (b) of this Section 9, in the event of a disagreement as to the
   interpretation of  the  Plan  or any   amendment hereto or any
   rule, regulation or procedure hereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company's shareholders.

                                                        Exhibit 4

	 (b) Notwithstanding any provision of the Plan to the contrary, any determination or interpretation to be made by the Committee with regard to any question arising under the Plan or any option agreement entered into hereunder may be made by the Board (excluding any Optionee whose Options or the grant to whom is at issue) and shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company's shareholders.


	 (c) No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option granted or option agreement entered into hereunder.

10.  No Obligation to Reserve or Retain Shares

     The Board adopted, as of the Effective Date, a resolution initially reserving authorized but unissued Shares for the Plan. The Company will be under no further obligation to reserve, or to retain in its treasury, any particular number of Shares in connection with its obligations hereunder.

11.  Amendment of Plan

     The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purpose of the Code; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

12.  Termination of Plan

     This Plan shall terminate ten (10) years from the Effective Date. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option.

13.  Effective Date

     The Plan shall become effective on the Effective Date and Options hereunder may be granted at any time on or after that date. If the shareholders of the Company fail to approve the Plan prior to, or within one year after, the Effective Date, any Incentive Stock Option granted hereunder shall be automatically converted to non-qualified stock options without any further act.

									  Exhibit 5
                    Salley Bowes Harwardt
                  Barristers and Solicitors
            Suite 1750 - 1185 West Georgia Street
                   Vancouver, B.C., Canada
                           V6E 4E6

                  Telephone:  (604) 688-0788
                     Fax:  (604) 688-0778
                   E-mail:  bowes@sbh.bc.ca

                                                    June 29, 1999
Nicholas Financial, Inc.
2454 McMullen Booth Road
Clearwater, Florida 33759

Ladies & Gentlemen:

We have acted as counsel for Nicholas Financial, Inc., a company incorporated under the laws of British Columbia (the "Company"), in connection with the review of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 350,000 shares of the Company's Common Shares without par value (the "Common Stock"), which may be issued or acquired pursuant to the Nicholas Financial, Inc. Employee Stock Option Plan (the "Plan").

In this regard, we have examined: (a) the Plan; (b) the Altered Memorandum and Articles of the Company; (c) resolutions of the Company's Board of Directors relating to the Plan; (d) applicable certificates of public officials; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation in good standing under the laws of the Province of British Columbia.

2. The shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

This  opinion is limited to the laws of the Province  of  British
Columbia and the federal laws of Canada applicable therein, and we express no opinion with respect to the laws of any other province, state or jurisdiction.

Yours very truly,

/s/Salley Bowes Harwardt
----------------------------

                                                     Exhibit 23.1
                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nicholas Financial, Inc. Employee Stock Option Plan of Nicholas Financial, Inc. of our report dated May 7, 1999, with respect to the consolidated financial statements of Nicholas Financial, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP
                                -----------------------

Tampa, Florida
June 25, 1999